UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously reported on Current Reports on Form 8-K filed with Securities and Exchange Commission (the “SEC”) on October 31, 2025 and November 7, 2025 (the “Prior Form 8-Ks”), Luminar Technologies, Inc. (the “Company”) entered into:
(i)forbearance agreements, effective as of October 30, 2025 (each, a “First Forbearance Agreement” and together, the “First Forbearance Agreements”), with an ad hoc group of holders (the “Forbearing Noteholders”) of the Company’s Floating Rate Senior Secured Notes due 2028 (the “1L Notes”) and 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 (collectively, the “2L Notes”), as applicable, beneficially owning, collectively, approximately 94.5% of the 1L Notes and approximately 89% of the 2L Notes; and
(ii)forbearance agreements, effective as of November 6, 2025 (each, a “Second Forbearance Agreement” and together, the “Second Forbearance Agreements”; and, together with the First Forbearance Agreements, each a “Initial Forbearance Agreement” and together, the “Initial Forbearance Agreements”), with an ad hoc group of holders (the “Extending Noteholders”) of the 1L Notes and 2L Notes, as applicable, beneficially owning, collectively, approximately 91.3% of the 1L Notes and approximately 85.8% of the 2L Notes.
All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Prior Form 8-Ks.
Subject to the terms and conditions of the Initial Forbearance Agreements and as described in the Prior Form 8-Ks, as a result of any Events of Default arising from the Company’s failure to make the October 15 Interest Payments, the Initial Forbearing Noteholders agreed to forbear from exercising any of their rights and remedies under the applicable indentures governing the 1L Notes and 2L Notes and applicable law through November 6, 2025 (the “Initial Forbearance Period”) and the Extending Noteholders agreed to forbear from exercising any of their rights and remedies under the applicable indentures governing the 1L Notes and 2L Notes and applicable law through November 12, 2025 (the “Second Forbearance Period”).
On November 12, 2025, the Company and the Extending Noteholders entered into new forbearance agreements (each, a “Third Forbearance Agreement” and together, the “Third Forbearance Agreements”; and together with the Initial Forbearance Agreements, each a “Forbearance Agreement” and together the “Forbearance Agreements”) in connection with which the Extending Noteholders agreed to extend the Second Forbearance Period with respect to the 1L Notes and 2L Notes to November 24, 2025 (the “Third Forbearance Period”) in exchange for certain ongoing reporting obligations and the Company’s entry into confidentiality agreements with the Extending Noteholders. All other material terms of the Initial Forbearance Agreements remain unchanged.
The Company, its advisors and the advisors to the Extending Noteholders continue to negotiate longer-term forbearance agreements with respect to the defaults under the indentures, and although there can be no assurances an agreement will be reached, the Company expects to enter into longer-term forbearance agreements prior to the termination of the Third Forbearance Period.
The foregoing summary of the Third Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Third Forbearance Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference into this Item 1.01.
Item 2.02    Results of Operations and Financial Condition.
On November 13, 2025, the Company announced its financial results for the third quarter ended September 30, 2025 by issuing a press release. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
As previously disclosed on October 31, 2025, the Company announced the departure of Thomas J. Fennimore, the Company’s Chief Financial Officer effective November 13, 2025 to pursue other career opportunities.
On November 7, 2025, the Company appointed Thomas Beaudoin as its Chief Financial Officer, effective November 13, 2025.
Thomas Beaudoin, age 71, previously served as the Chief Financial Officer of Cerence Inc. from May 2022 to April 2024. Mr. Beaudoin served as Chief Transformation Officer at Qualifacts Systems Inc. and Credible Inc. from April 2021 to April 2022, and as Executive Vice President Business Transformation of Nuance from 2017 until 2020. Prior to re-joining Nuance in 2017, Mr. Beaudoin held several executive leadership roles, including as Chief Financial Officer of SimpliVity Corp. (now HPE SimpliVity) from 2015 to 2017; Executive Vice President and Chief Financial Officer of Nuance from 2008 to 2015; President and Chief Financial Officer of Polaroid Corporation; Senior Vice President and Chief Financial Officer of Parametric Technology Corporation; and a number of senior finance positions during his 24-year career at Digital Equipment Corporation, then Compaq Computer Corporation (now Hewlett Packard). Mr. Beaudoin holds a B.S.B.A. degree and an M.B.A. from Babson College.
There are no arrangements or understandings between Mr. Beaudoin and any other person pursuant to which he was appointed to his position. Mr. Beaudoin does not have a family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.
Mr. Beaudoin and the Company entered into an employment agreement (the “Agreement”) setting forth the terms and conditions of his employment as Chief Financial Officer. Pursuant to the Agreement, Mr. Beaudoin will: (i) receive base salary at a gross annual rate of $400,000; (ii) be eligible to participate in a cash retention program adopted by the Company, subject to the terms and conditions set forth in definitive documentation, in the amount of $400,000; (iii) be eligible to participate in the Company’s employee benefit plans, policies and arrangements on terms at least as favorable as for the Company’s other similar situated employees; (iv) be reimbursed for necessary and reasonable business expenses; and (v) be eligible for any new equity-based incentive program adopted by the Company. In the event that either (x) the Company terminates Mr. Beaudoin’s employment other than for Cause (defined in the Agreement) and not due to death or disability, or (y) Mr. Beaudoin resigns for Good Reason (as defined in the Agreement), subject to his execution of a release, Mr. Beaudoin will be entitled to twelve months of severance at a rate equal to one times base salary, as then in effect, and reimbursement of twelve months of COBRA premiums. The foregoing description of the Agreement is a summary only and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Appointment of Directors
On November 12, 2025, the Board of Directors (the “Board”) of the Company appointed Patricia Ferrari and Elizabeth Abrams to the Board, effective immediately, as a Class I director and a Class II director, respectively. The Board has appointed Ms. Ferrari and Ms. Abrams to serve on the Board’s special investigation committee and special transactions committee. Neither Ms. Ferrari nor Ms. Abrams has any arrangements or understandings with any other person pursuant to which they were appointed to the Board. Neither Ms. Ferrari nor Ms. Abrams has a family relationship with any director or executive officer of the Company or has any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Forbearance Agreement, dated as of November 12, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of Floating Rate First Lien Senior Secured Notes due 2028 party thereto.

10.2
Forbearance Agreement, dated as of November 12, 2025, by and among Luminar Technologies, Inc., the Subsidiary Guarantors party hereto, and each holder or beneficial owner of 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 party thereto.

10.3	Employment Agreement, by and among Luminar Technologies, Inc. and Thomas Beaudoin.
99.1	Press release, dated November 13, 2025.
104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: November 13, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer